Exhibit 10.6

Aprea Therapeutics, Inc.

2019 Equity Incentive Plan

Restricted Stock Unit Award Notice

<Awardee Name>

You have been awarded a restricted stock unit award with respect to shares of common stock of Aprea Therapeutics, Inc., a Delaware corporation (the “Company”), pursuant to the terms and conditions of the Aprea Therapeutics, Inc. 2019 Equity Incentive Plan (the “Plan”) and the Restricted Stock Unit Award Agreement (together with this Award Notice, the “Agreement”). Copies of the Plan and the Restricted Stock Unit Award Agreement are attached hereto. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Restricted Stock Units:

You have been awarded a restricted stock unit award with respect to shares of Common Stock, par value $0.001 per share (the “Common Stock”) as follows, subject to adjustment as provided in the Plan.

RSUs Awarded

xxxx

Grant Date:	<Date of Award>

Vesting Commencement Date:	<Vesting Commencement Date>

Vesting Schedule:

Except as otherwise provided in the Plan, the Agreement or any other agreement between the Company or any of its Subsidiaries and you, the Award shall vest in three (3) equal installments on each of the first, second and third anniversaries of the Vesting Commencement Date (each such date, a “Vesting Date”) if, and only if, you are, and have been, continuously (except for any absence for vacation, leave, etc. in accordance with the Company’s or its Subsidiaries’ policies): (i) employed by the Company or any of its Subsidiaries; (ii) serving as a Non-Employee Director; or (iii) providing services to the Company or any of its Subsidiaries as an advisor or consultant, in each case, from the date of this Agreement through and including the applicable Vesting Date.

APREA THERAPEUTICS, INC.

By:

Name: Oren Gilad. Ph.D.

Title: President and Chief Executive Officer

Acknowledgment, Acceptance and Agreement:

By signing below and returning this Award Notice to Aprea Therapeutics, Inc., I hereby acknowledge receipt of the Agreement and the Plan, accept the Award granted to me and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

____________________________________

Holder